EXHIBIT  1.1

CUSIP  SERVICE  BUREAU

STANDARD & POOR'S, a division of The McGraw-Hill Companies, Inc. 55 Water Street, New York, NY l0041

February  08,  2001

Randy  Larson
VTAA  INTERNATIONAL,  INC.
1027  SOUTH  RAINBOW  BLVD
LAS  VEGAS,  NV  89145

Mr.  Randy  Larson

This is in response to your request for the EXPRESS assignment of a Corporate CUSIP Number to:

ISSUER  :  WTAA  INTL  INC
CUSIP  Issuer  Number:  92933Q

IMPORTANT  NOTICE:

     The CUSIP Service Bureau requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to the CUSIP Service Bureau as soon as it is available. 'Requestor' risks suspension and/or withdrawal of the CUSIP number(s) without the receipt of final documentation bv the CUSIP Service Bureau within 10 days of the offering date.

     E-Mail  addresses  for  electronic  documents:          Print  documents:

Corporate     cusip_corp@mgh.com      CUSIF Service Bureau
Municipal     cusip_muni@mgh.com      Standard  &  Poor's CUSIP  Service  Bureau
PPN           cusip_ppn@mgh.com       55  Water  Street,  47th Floor
International cusip_global@mgh.com    New  York,  NY 10041

     'Requestor' receives a 10% discount on CUSIP applications made via the Internet. From the CUSIP home page (wvw.cusip.com), click the CUSIPRequest button.

     Please  call  me  at  (212)  438-6565  with  any  questions.

                                Sincerely yours,
                                Gerard Faulkner

                                                     Manager
                                                     CUSIP  Service  Bureau

The assignment of a CUSIP number to a particular security by Standard & Poor's is not intended by Standard & Poor's to be, and should not be construed as, an endorsement of such security, a recommendation to purchase, sell or hold such security or an opinion as to the legal validity of such security.

CUSIF Trademark of the Committee on Uniform Security Identification Procedures. The American Bankers Association.

CUSIP  NUMBER        ISIN  NUMBER      ISSUE  DESCRIPTION       RATE   MATURITY
92933Q  20  0        US92933Q2003      COM  NEW